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                                                                   Exhibit 3.35



                         CERTIFICATE OF AMENDMENT
                                    OF
                         CERTIFICATE INCORPORATION
                                    OF
                          ALLIED WORLDWIDE, INC.

                    Pursuant to Section 242 of the General
                   Corporation Law of the State of Delaware
                   ----------------------------------------

      Allied Worldwide, Inc. (the "Corporation"), a corporation organized under the General Corporation Law of the State of Delaware (the "General Corporation Law") hereby certifies as follows:

      FIRST: That in lieu of a meeting and vote of the Board of Directors of the Corporation, the Board of Directors have by written consent dated February 14, 2002 duly adopted a resolution setting forth the following proposed amendment to the Certificate of Incorporation of the Corporation and declaring such amendment to be advisable:

      ARTICLE FIRST of the Certificate of Incorporation of the Corporation is hereby amended to change the name of the Corporation to "SIRVA, Inc."

      SECONED: That in lieu of a meeting and vote of the stockholders of the Corporation, the stockholders have by written consent, dated February 14, 2002, approved the adoption of the foregoing amendment in accordance with the provision of Section 228 of the General Corporation Law, and that such consent has been filed with the minutes of the proceedings of the stockholders of the Corporation.

      THIRD: That the foregoing amendment of the Certificate of Incorporation was duly adopted pursuant to the applicable provisions of Sections 141, 228 and 242 of the General Corporation Law.

      IN WITNESS WHEREOF, the undersigned, being the duly authorized Assistant Secretary of the Corporaiton, for the purpose of amending the Certificate of Incorporation of the Corporation pursuant to Section 242 of the General Corporation Law of the State of Delaware, does make and file this Certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly has hereunto set his hand, this 18th day of February 2002.

                                        /s/ Richard A. Clark
                                        -----------------------------
                                        Name:  Richard A. Clark
                                        Title: Assistant Secretary